EXHIBIT 5.1 January 12, 2018
Q BioMed Inc. c/o Ortoli Rosenstadt LLP 501 Madison Avenue New York, NY 10022

Re:	Registration Statement No. 333-222008

Ladies and Gentlemen:

We have acted as counsel to Q BioMed Inc., a Nevada corporation (the “Company”), in connection with the proposed issuance of up to (i) 2,250,000 shares (the “Shares”) of common stock, $0.0001 par value per share (the “Common Stock”), (ii) 2,250,000 warrants (the "Warrants) to purchase 2,250,000 shares (the “Warrant Shares”) of Common Stock underlying the warrants, (iii) the warrant shares and (iv) 112,500 warrants (the "Placement Agent Warrants") to purchase 112,500 shares (the “Placement Agent Warrant Shares”) of Common Stock underlying the Placement Agent Warrants warrants. The Shares, the Warrants, the Warrant Shares, the Placement Agent Warrant Shares and the Placement Agent Warrant Shares are included in a registration statement on Form S-1 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on December 12, 2017 (File No. 333-222008) (as amended, the “Registration Statement”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related Prospectus, other than as expressly stated herein with respect to the issue of the Shares, the Warrants, the Warrant Shares, the Placement Agent Warrants and the Placement Agent Warrant Shares.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to Chapter 78 of the Nevada Corporations Law, located within the Nevada Revised Statutes (“Chapter 78 of the NRS”), as amended, and as currently in effect (including the statutory provisions contained therein, any applicable provisions of the Nevada Constitution and any applicable reported judicial decisions interpreting these laws but not including any laws, statutes, ordinances, administrative decisions, rules or regulations of any political subdivision below the state level), and we express no opinion with respect to any other laws.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

(i)
when (a) the Shares have been issued by the Company against payment therefor in the circumstances contemplated by the form of securities purchase agreement most recently filed as an exhibit to the Registration Statement and (b) the Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the purchasers, the issue and sale of the Shares will have been duly authorized by all necessary corporate action of the Company, and the Shares will be validly issued, fully paid and nonassessable;

(ii)
the Warrants have been duly authorized and when the Warrants have been issued and paid for in accordance with the terms and conditions of the forms of securities purchase agreement most recently filed as an exhibit to the Registration Statement Purchase Agreement, upon issuance, the Warrants will constitute calid and binding obligations of the company;

(iii)
when (a) the Warrants have been issued by the Company against payment therefor in the circumstances contemplated by the form of securities purchase agreement most recently filed as an exhibit to the Registration Statement, (b) the Warrant Shares have been issued by the Company against payment therefor in the circumstances contemplated by the form of the Warrants most recently filed as an exhibit to the Registration Statement and (c) the Warrant Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the purchasers, the issue and sale of the Warrants and the Warrant Shares will have been duly authorized by all necessary corporate action of the Company, and the Warrant Shares will be validly issued, fully paid and nonassessable; and

(iv)
the Placement Agent Warrants have been duly authorized and when the Placement Agent Warrants have been issued and paid for in accordance with the terms and conditions of the form placement agent agreement most recently filed as an exhibit to the Registration Statement; and

(v)
when (a) the Placement Agent Warrants have been issued by the Company in the circumstances contemplated by the form of placement agent agreement most recently filed as an exhibit to the Registration Statement, (b) the Placement Agent Warrant Shares have been issued by the Company against payment therefor in the circumstances contemplated by the the Placement Agent Warrants and (c) the Placement Agent Warrant Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the purchasers, the issue and sale of the Placement Agent Warrants and the Placement Agent Warrant Shares will have been duly authorized by all necessary corporate action of the Company, and the Placement Agent Warrant Shares will be validly issued, fully paid and nonassessable.

In rendering the foregoing opinions, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in Chapter 78 of the NRS.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                                                                                                /s/ Ortoli Rosenstadt LLP
                                                                                                                Ortoli Rosenstadt LLP